As filed with the Securities and Exchange Commission on March 28, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM S‑8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

_____________________

Artelo Biosciences, Inc.
(Exact name of registrant as specified in its charter)

_____________________

Nevada	33-1220924
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

505 Lomas Santa Fe, Suite 160

Solana Beach, CA 92075

(Address of Principal Executive Offices, including zip code)

_____________________

Artelo Biosciences, Inc. 2018 Equity Incentive Plan
(Full title of the plan)

Gregory D. Gorgas

Chief Executive Officer and President

505 Lomas Santa Fe, Suite 160

Solana Beach, CA 92075

Telephone: (858) 925-7049

(Name, address, including zip code, and telephone number, including area code, of agent for service)

_____________________

Copies to:

Martin J. Waters

Wilson Sonsini Goodrich & Rosati, P.C.

12235 El Camino Real

San Diego, CA 92130

Telephone: (858) 350-2300

Facsimile: (858) 350-2399

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

REGISTRATION OF ADDITIONAL SECURITIES PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed to register an additional 478,344 shares of common stock of Artelo Biosciences, Inc. (the “Registrant”) reserved for issuance pursuant to future awards under the Registrant’s 2018 Equity Incentive Plan, as amended (the “2018 Plan”).

These additional shares of common stock are securities of the same class as other securities for which previous Registration Statements on Form S-8 were filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on January 15, 2020 (File No. 333-235916), June 25, 2020 (File No. 333-239434), December 16, 2020 (File No. 333-251387), April 7, 2022 (File No. 333-264183), and April 21, 2023 (File No. 333-271391)  (collectively, the “Previous Registration Statements”). In accordance with General Instruction E of Form S-8, the contents of the Previous Registration Statements, including periodic reports filed after the Previous Registration Statements to maintain current information about the Registrant, are incorporated by reference into this Registration Statement.

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PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the SEC:

(1)    The Registrant’s Annual Report on Form 10-K (File No. 001-38951) for the fiscal year ended December 31, 2023 filed with the SEC on March 25, 2024;

(2)    The Registrant’s Current Report on Form 8-K filed with the SEC on March 4, 2024;

(3)    All other reports filed with the SEC pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (1) above (other than the portions of these documents not deemed to be filed); and

(4)    The description of the Registrant’s capital stock contained in the Registrant’s Annual Report on Form 10-K filed with the SEC on March 25, 2024, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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Item 8. Exhibits.

Exhibit Number	Description
4.1

Specimen Common Stock Certificate of the Registrant (which is incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8 (Registration No. 333-251387) filed with the SEC on December 16, 2020).

4.2+

Artelo Biosciences, Inc. 2018 Equity Incentive Plan, as amended and Forms of Award Agreements thereunder (which is incorporated herein by reference to Exhibit 99.1 to the Registrant’s Registration Statement on Form S-8 (Registration No. 333-251387) filed with the SEC on December 16, 2020).

5.1*	Opinion of Fennemore Craig, P.C.
23.1*	Consent of MaloneBailey, LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of Fennemore Craig, P.C. (contained in Exhibit 5.1 hereto).
24.1*	Power of Attorney (contained on the signature page hereto).
107*	Filing Fee Table

 +             Indicates management contract or compensatory plan, contract or arrangement.

 *             Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on March 28, 2024.

ARTELO BIOSCIENCES, INC.

By:	/s/ Gregory D. Gorgas
Name:	Gregory D. Gorgas
Title:	President & Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gregory D. Gorgas, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments) on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy, and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Gregory D. Gorgas	President, Chief Executive Officer, Chief Financial Officer, Treasurer, and Director	March 28, 2024
Gregory D. Gorgas	(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ Connie Matsui	Director, Chair of the Board	March 28, 2024
Connie Matsui

/s/ Steven Kelly	Director	March 28, 2024
Steven Kelly

/s/ Douglas Blayney	Director	March 28, 2024
Douglas Blayney

/s/ R. Martin Emanuele	Director	March 28, 2024
R. Martin Emanuele

/s/ Tamara A. (Seymour) Favorito	Director	March 28, 2024
Tamara A. (Seymour) Favorito

/s/ Gregory R. Reyes	Director	March 28, 2024
Gregory R. Reyes

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